                                                                    EXHIBIT 10.2



                     VALERO REFINING AND MARKETING COMPANY

                         EXECUTIVE STOCK INCENTIVE PLAN


                             Adopted April 23, 1997

                               TABLE OF CONTENTS

SECTION 1.  PURPOSE.  ..............................................   1

SECTION 2.  DEFINITIONS.  ..........................................   1

SECTION 3.  ADMINISTRATION.  .......................................   3

SECTION 4.  SHARES AND OTHER PROPERTY AVAILABLE FOR AWARDS.  .......   4
  Shares Available  ................................................   4
  ----------------
  Sources of Shares Deliverable Under Awards .......................   4
  ------------------------------------------
  Adjustments ......................................................   4
  -----------
  Share Counting  ..................................................   5
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SECTION 5.  ELIGIBILITY.  ..........................................   6

SECTION 6.  AWARDS.  ...............................................   6
  Options  .........................................................   6
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  Exercise Price  ..................................................   6
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  Incentive Stock Options  .........................................   6
  -----------------------
  Stock Appreciation Rights  .......................................   6
  -------------------------
  Grant Price ......................................................   6
  -----------
  Other Terms and Conditions  ......................................   6
  --------------------------
  Restricted Stock  ................................................   6
  ----------------
  Dividends  .......................................................   7
  ----------
  Registration  ....................................................   7
  ------------
  Forfeiture .......................................................   7
  ----------
  Performance Awards  ..............................................   7
  ------------------
  Payment of Performance Awards ....................................   8
  -----------------------------
  Stock Compensation  ..............................................   8
  ------------------
  Other Stock-Based Awards .........................................   8
  ------------------------
  Exercise of Option or SAR Awards .................................   8
  --------------------------------
  Notice ...........................................................   8
  ------
  Payment ..........................................................   8
  -------
  Tax Payment Election  ............................................   8
  --------------------
  Payment with Stock  ..............................................   9
  ------------------
  Valuation  .......................................................   9
  ----------
  Rights as Stockholder  ...........................................   9
  ---------------------
  Certain Awards under the VEC ESIP ................................   9
  ---------------------------------
  General ..........................................................  10
  -------
  Grants ...........................................................  10
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  Forms of Payment by Company ......................................  10
  ---------------------------
  Limits on Transfer ...............................................  10
  ------------------

                                       i
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  Term of Awards  ..................................................  11
  --------------
  Share Certificates  ..............................................  11
  ------------------
  Delivery of Shares or Other Securities and Payment of Consideration 11
  -------------------------------------------------------------------
  Termination of Employment ........................................  11
  -------------------------
  Award Agreements .................................................  12
  ----------------
  Deferral of Receipt ..............................................  12
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SECTION 7.  AMENDMENT AND TERMINATION.  ............................  12
  Amendments to the Plan  ..........................................  12
  ----------------------
  Amendments to Awards  ............................................  13
  --------------------
  Unusual or Nonrecurring Events  ..................................  13
  ------------------------------

SECTION 8.  CHANGE OF CONTROL. .....................................  13
  Effect ...........................................................  13
  ------
  Defined ..........................................................  13
  -------
  Actions of Committee .............................................  14
  --------------------

SECTION 9.  GENERAL PROVISIONS.  ...................................  14
  No Rights to Awards ..............................................  14
  -------------------
  Delegation .......................................................  14
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  Withholding ......................................................  15
  -----------
  No Limit on Other Compensation Arrangements ......................  15
  -------------------------------------------
  No Right to Employment ...........................................  15
  ----------------------
  Governing Law ....................................................  15
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  Severability  ....................................................  15
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  NYSE Listing and Other Laws and Regulations ......................  15
  -------------------------------------------
  No Trust or Fund Created .........................................  15
  ------------------------
  No Fractional Shares .............................................  15
  --------------------
  Headings .........................................................  16
  --------
  Construction .....................................................  16
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SECTION 10.  EFFECTIVE DATE OF THE PLAN.  ..........................  16

SECTION 11.  TERM OF THE PLAN.  ....................................  16

                                      ii
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                           EXECUTIVE STOCK INCENTIVE PLAN

SECTION 1.  PURPOSE.

   The purposes of this Executive Stock Incentive Plan (the "Plan") are to promote the interests of the Company and its stockholders by (i) attracting and retaining executive personnel and other key employees of the Company and its affiliates; (ii) motivating these employees by using performance-related incentives to achieve longer range performance goals; and (iii) enabling these employees to participate in the long-term growth and financial success of the Company.

SECTION 2.  DEFINITIONS.

As used in the Plan, the following terms shall have the meanings set forth below:

(a) "Affiliate" shall mean (i) any entity that, directly or through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, as determined by the Committee.

(b) "Award" shall mean any Option, Stock Appreciation Right, Restricted Stock, Performance Award, Stock Compensation Award or Other Stock-Based Award.

(c) "Award Agreement" shall mean any written agreement, contract, or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant.

(d) "Board" shall mean the Board of Directors of the Company.

(e) "Change of Control" is defined in Section 8(b) of the Plan.

(f) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

(g) "Committee" or "Compensation Committee" shall mean the Compensation Committee of the Board as further described in Section 3 of the Plan.

(h) "Company" shall mean Valero Refining and Marketing Company, a Delaware corporation incorporated in 1981 under the name "Saber Energy, Inc." and expected to be renamed "Valero Energy Corporation" following the Distribution.

(i) "Distribution Agreement" shall mean the Agreement and Plan of Distribution, entered into between VEC and the Company, in connection with the transactions contemplated by the Merger Agreement. "Distribution" and "Time of Distribution" shall have the meanings specified in the Distribution Agreement.

(j) "Employee" shall mean any employee of the Company or of any Affiliate.

(k) "EBA" shall mean the Employee Benefits Agreement, entered into between the Company and VEC, in connection with the transactions contemplated by the Merger Agreement.

(l) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                                       1
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(m) "Exercise Notice" is defined in Section 6(h) of the Plan.

(n) "Fair Market Value" shall mean the average of the "high" and "low" reported sales price per Share (as reported in the NYSE - Composite Transactions listing) as of the relevant measuring date, or if there are no sales on the NYSE on that measuring date, then as of the next following day on which there were sales.

(o) "Incentive Stock Option" shall mean an option granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

(p) "Merger Agreement" shall mean the Agreement and Plan of Merger, dated as of January 31, 1997, between VEC, PG&E Corporation and PG&E Acquisition Corporation.

(q) "Non-Qualified Stock Option" shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

(r) "Notice Date" is defined in Section 6(h) of the Plan.

(s) "Option" shall mean an Incentive Stock Option or a Non-Qualified Stock
    Option.

(t) "Other Stock-Based Award" shall mean any right granted under Section 6(f) of the Plan.

(u) "Participant" shall mean any Employee granted an Award under the Plan.

(v) "Performance Award" shall mean any right granted under Section 6(d) of the Plan.

(w) "Person" shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

(x) "Ratio" shall mean the amount obtained by dividing the average of the daily high and low trading prices on the New York Stock Exchange ("NYSE") for the VEC Common Stock on each of the 15 trading days prior to the ex-dividend date for the Distribution by the average of the daily high and low trading prices on the NYSE for the Company's Shares on each of the 15 trading days beginning with either (a) in the event the Company's Shares trade on a "when-issued" basis prior to the Time of Distribution, the ex-dividend date for the Distribution, or (b) in the event the Company's Shares do not trade on a "when-issued" basis prior to the Time of the Distribution, the Time of Distribution.

(y) "Restricted Stock" shall mean any Share, prior to the lapse of restrictions thereon, granted under Section 6(c) of the Plan.

(z) "Rights Agreement" shall mean the Rights Agreement, dated as of June 18, 1997, between the Company and Harris Trust and Savings Bank, as Rights Agent.

(aa) "Rule 16b-3" shall mean Rule 16b-3 promulgated by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

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(bb) "SAR" or "stock appreciation right" shall mean the right, subject to the provisions of this Plan, to receive a payment in cash equal to the difference between the specified exercise price of the SAR and the Fair Market Value of one Share.

(cc) "SEC" shall mean the Securities and Exchange Commission.

(dd) "Settlement Date" is defined in Section 6(h) of the Plan.

(ee) "Share" or "Shares" shall mean the common stock of the Company, $0.01 par value, and other securities or property that may become the subject of Awards or become subject to Awards pursuant to an adjustment made under
     Section 4(b) of the Plan.

(ff) "Stock Compensation" shall mean any right granted under Section 6(e) of the Plan.

(gg) "Tax Payment" is defined in Section 6(h) of the Plan.

(hh) "VEC" shall mean Valero Energy Corporation, a Delaware corporation incorporated in 1955 under the name "Coastal States Gas Producing Company" and, at the date hereof, the parent company of the Company.

(ii) "VEC Common Stock" shall mean the Common Stock, $1.00 par value, of VEC.

SECTION 3.  ADMINISTRATION.

The Plan shall be administered by a committee composed solely of two or more "Non-Employee Directors" (as defined in Rule 16b-3) of the Company, which Committee shall be, except as hereinafter set forth, the Compensation Committee. In the event that the membership of the Compensation Committee shall fail to meet the foregoing criteria, then additional or different members of the Board of Directors shall be appointed by the Board to act for purposes of administering this Plan so that the committee administering this Plan shall consist solely of two or more "Non-Employee Directors." Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have authority to:

     (i) designate Participants;
    (ii) determine the type or types of Awards to be granted to an eligible Employee;
   (iii) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards;
    (iv) determine the terms and conditions of any Award and any subsequent amendments thereto;
     (v) determine to what extent and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended;
    (vi) determine to what extent and under what circumstances any amount payable (in whatever form) with respect to an Award may be deferred either automatically or at the election of the holder thereof or the Committee;

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   (vii) provide for the acceleration of any time period relating to the vesting, exercise or realization of any Award so that the Award may be exercised or realized in full on or before a date fixed by the Committee; the Committee may, in its discretion, include other provisions and limitations in any Award Agreement as the Committee may deem equitable and in the best interests of the Company;
  (viii) interpret and administer the Plan and any instrument or agreement relating to the Plan, including Award Agreements.
    (ix) establish, amend, suspend, or waive any rules or regulations regarding the Plan, and appoint any agent the Committee shall deem appropriate for the proper administration of the Plan; and
     (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time, and shall be final, conclusive, and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, any stockholder of the Company and any Employee.

SECTION 4.  SHARES AND OTHER PROPERTY AVAILABLE FOR AWARDS.

   (a) Shares Available. Subject to adjustment as provided in Section 4(c), the number of Shares with respect to which Awards may be granted under the Plan shall be 2,500,000. Not more than 1,000,000 of the Shares available for Awards shall be issued as Restricted Stock. The maximum aggregate number of Shares that may be awarded to any one Participant during any calendar year shall not exceed 500,000 such Shares.

   (b) Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or treasury Shares.

   (c) Adjustments. (i) If all or any portion of an Award vests or is exercised subsequent to any stock dividend, rights distribution, split-up, recapitalization, combination or exchange of shares, merger, consolidation, acquisition of property or stock, spin-off or separation, reorganization, liquidation or other similar event (any one of which being hereafter referred to as a "Reorganization Event"), as a result of which shares or other securities of any class or rights shall be issued in respect of outstanding Shares, or Shares shall be changed into the same or a different number of shares of the same or another class or classes or other securities, the person exercising or otherwise entitled to such Award shall receive, except as may be otherwise determined by the Committee:

   (A) for the aggregate price payable upon such exercise of an Option, or upon vesting of an Award (other than an Option) denominated in Shares (i) the aggregate number and class of shares, rights or other securities for which a recognized market exists, and (ii) a cash amount equal to the fair market value (as reasonably determined by the Committee) on such exercise or vesting date of any other property (other than regular cash dividend payments) and of any shares, rights or other securities for which no recognized market exists, which, if Shares (as authorized at the date of the granting of such Award) had been acquired at the date of granting of the Award for the same aggregate price (on the basis of the price per share, if any, provided in the Award) and had not been disposed of, such person or persons would be holding at the time of such exercise or vesting as a result of such acquisition and any such Reorganization Event, and

   (B) a cash amount upon the exercise of any SARs equal to the difference between the aggregate grant price of such SARs and the aggregate of (i) the fair market value, on the exercise date of any whole shares, rights or other securities for which a recognized market exists, and (ii) the fair market value (as reasonably determined by the Committee) on such date of any other property (other than regular cash dividend payments) which the holder of a number of Shares equal to the number of such SARs, if such Shares had been purchased at the date of granting of such SARs and not otherwise disposed of, would be holding at the time of exercise of such SARs as a result of such purchase and any such Reorganization Event;

   provided, however, that no fractional Share, fractional right or other fractional security shall be issued upon any such exercise or vesting, and the aggregate price paid shall be appropriately reduced to reflect any fractional Share, fractional right or other fractional security not issued; and provided further, however, that if the exercise or vesting of any Award subsequent to any Reorganization Event would, pursuant to clause (a) of this
   Section 4(c)(i), require the delivery of shares, rights or other securities which the Company is not then authorized to issue or which in the sole judgment of the Committee cannot be issued without undue effort or expense, the person exercising or vesting in such Award shall receive, in lieu of such shares, rights or other securities, a cash payment equal to the Fair Market Value on the exercise or vesting date, as the case may be, as reasonably determined by the Committee, of such shares, rights or other securities. For purposes of applying the provisions of this Plan, the Preference Share Purchase Rights distributed to stockholders of the Company pursuant to the Rights Agreement shall be deemed not to have been distributed until the Distribution Date (as defined in the Rights Agreement).

       (ii) In the event of any change in the number of Shares outstanding resulting from a Reorganization Event, the aggregate number and class of Shares remaining available to be awarded under this Plan shall be that number and class which a person, to whom an Award had been granted for all of the available Shares under this Plan on the date preceding such change, would be entitled to receive as provided in Section 4(c)(i).

       (iii) Upon the occurrence of any Reorganization Event, the Committee shall be entitled (but shall not be required) to determine that new Award Agreements shall be entered into with Participants reflecting such event.

   (d) Share Counting. For purposes of determining at any time the number of Shares that remain available for grant under this Plan, the number of Shares then authorized pursuant to Section 4 of the Plan shall be (i) decreased by the "gross" number of Shares issued pursuant to exercised Awards, (ii) decreased by the "gross" number of Shares issuable pursuant to outstanding unexercised Awards, and (iii) increased by the difference between the "gross" number of Shares issuable and the "net" number of Shares actually issued pursuant to exercised Awards. As used herein, the "gross" number of Shares refers to the maximum number of Shares that may be issued upon the exercise of an Award. The "net" number of Shares refers to the net number of Shares actually issued to an Award holder upon exercise of an Award, after reducing the "gross" number of Shares by the number of Shares tendered back to the Company in payment of the Award's exercise price or for the satisfaction of any Tax Payment obligation. If a Participant shall forfeit, voluntarily surrender or otherwise permanently lose his or her right to exercise an Award under any provision of this Plan or otherwise, or if any Award shall terminate or expire pursuant to its terms, the Shares subject to the Award shall once again be available to be awarded and sold under this Plan pursuant to a new Award granted hereunder.

SECTION 5.  ELIGIBILITY.

Any Employee who is (i) not a member of the Committee, and either (ii) an executive officer of the Company or an executive officer of a subsidiary of the Company, or (iii) a key employee of the Company or of a subsidiary of the Company designated as such by the Committee, shall be eligible to be designated a Participant by the Committee.

SECTION 6.  AWARDS.

   (a) Options. In determining that an eligible Employee shall be granted an Option, the Committee shall determine, subject to the provisions of the Plan, the number of Shares to be covered by each Option, the purchase price therefor and the conditions and limitations applicable to the exercise of the Option, including the following terms and conditions and any additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine.

       (i) Exercise Price. The purchase price per Share purchasable under an Option shall be determined by the Committee at the time each Option is granted; provided, that the purchase price per Share shall not be less than 100% of Fair Market Value on the date of such grant.

       (ii) Incentive Stock Options. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of
Section 422 of the Code, or any successor provision, and any regulations promulgated thereunder.

   (b) Stock Appreciation Rights. Subject to the provisions of the Plan, in determining that an eligible Employee shall be awarded SARs, the Committee shall determine the number of Shares to be covered by each SAR Award, the grant price thereof and the conditions and limitations applicable to the exercise thereof. SAR Awards shall be payable in cash or in stock, as determined by the Committee, and may be granted in tandem with another Award, in addition to another Award, or freestanding and unrelated to another Award. SARs granted in tandem with or in addition to another Award may be granted either at the same time as the other Award or at a later time.

       (i) Grant Price. The grant price (strike price) of an SAR shall be determined by the Committee, provided, that the grant price shall not be less than 100% of Fair Market Value on the date of such grant.

       (ii) Other Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine, at or after the grant of an SAR, the term, methods of exercise, and any other terms and conditions of any SAR.

   (c) Restricted Stock. Subject to the provisions of the Plan, in determining that an eligible Employees shall be awarded Restricted Stock, the Committee shall determine the number of Shares of Restricted Stock to be granted to each Participant, the duration of the restriction period during which, and the conditions under which, the Restricted Stock may be forfeited to the Company, and the other terms and conditions of the Awards.

       (i) Dividends. Unless otherwise determined by the Committee, a Restricted Stock Award shall provide for the payment of dividends during its restriction period. Dividends paid on Restricted Stock may be paid directly to the Participant, may be subject to risk of forfeiture, or may be subject to transfer restrictions during any period established by the Committee, all as determined by the Committee in its discretion.

       (ii) Registration. Any Restricted Stock may be evidenced in any manner deemed appropriate by the Committee, including book-entry registration or the issuance of stock certificates. If any stock certificate is issued with respect to Restricted Stock, the certificate shall be registered in the name of the Participant and may bear an appropriate legend referring to the terms, conditions, and restrictions applicable to the Restricted Stock. The Participant shall be entitled to exercise all voting rights with respect to the Restricted Stock during the restriction period.

       (iii) Forfeiture. Except as otherwise determined by the Committee, upon termination of a Participant's employment (as determined under criteria established by the Committee) for any reason during the applicable restriction period, all unvested Restricted Stock shall be forfeited by the Participant to the Company without compensation therefor. However, when the Committee finds that a waiver would be in the best interests of the Company, the Committee may waive in whole or in part any or all remaining restrictions with respect to the Restricted Stock held by the Participant whose employment is terminating.

       (iv) Issuance of Shares. Unrestricted Shares, evidenced in any manner as the Committee shall deem appropriate, shall be nonforfeitable and shall be issued to the Participant promptly after the applicable restrictions have lapsed or otherwise terminated or been satisfied.

   (d) Performance Awards. The Committee shall have authority to determine the Employees who may receive a Performance Award, which shall consist of a right,
(A) denominated or payable in cash, Shares, other securities or other property (including Restricted Stock), and (B) that shall confer on the holder thereof, rights valued at an amount determined by the Committee and payable to or exercisable by the holder thereof, in whole or in part, upon the achievement of prescribed performance goals during prescribed performance periods as the Committee shall establish.

       (i) Terms and Conditions. Performance Awards shall be based upon (i) achievement of a specified performance goal or goals established by the Committee, and (ii) certification by the Committee prior to payment that the previously established performance goal(s) has been met. Performance goals under the Plan shall be based upon any one or a combination of (i) the total stockholder return ("TSR") of the Company during a specified performance period, either individually or in comparison with the TSR achieved by a specified group of other companies (a "Target Group") approved by the Committee, (ii) the Company's return on equity ("ROE") during a specified period, either individually or in comparison with the ROE achieved by a Target Group , (iii) the Company's return on investment ("ROI") during a specified period, either individually or in comparison with the ROI achieved by a Target Group, (iv) the Company's earnings per Share during a specified period, or (v) the Company's final or average stock price compared with the stock price for an earlier specified date or period. For a given performance period, "TSR" means the (a) the final stock price at the end of the performance period, plus (b) the dividends paid during the performance period, divided by (c) the stock price at the beginning of the performance period. In addition to specifying the performance goal(s) to be achieved during any performance period, the Committee shall also specify the length of the performance period(s), the number of Shares subject to any Performance Award and the amount of any payment or transfer to be made pursuant to any Performance Award.

       (ii) Payment of Performance Awards. When earned, Performance Awards may be paid in a lump sum or in installments following the close of the performance period or, in accordance with procedures established by the Committee, on a deferred basis.

   (e) Stock Compensation. The Committee shall have authority to pay in Shares all or any portion of the amounts payable under any compensation program of the Company. The number and type of Shares to be distributed in lieu of the cash compensation applicable to any Award, as well as the terms and conditions of any bonus awards, shall be determined by the Committee.

   (f) Other Stock-Based Awards. The Committee is hereby authorized to grant to eligible Employees an "Other Stock-Based Award", which shall consist of a right

       (i) that is not an Award or right described in Section 6(a), (b), (c),
(d), or (e) above and

       (ii) that is denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including securities convertible into Shares), as are deemed by the Committee to be consistent with the purposes of the Plan; provided, that any such rights must comply, to the extent deemed desirable by the Committee, with Rule 16b-3 and applicable law. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of any Other Stock-Based Award.

   (g) Exercise of Option or SAR Awards.

       (i) Notice. Unless otherwise prescribed by the Committee, Awards may be exercised only by written notice of exercise (the "Exercise Notice"), in the form prescribed by the Committee, delivered to the Company to the Financial Benefit Plan Administration Manager or other Company official administering the Plan, and signed by the Participant or the representative or transferee thereof. The date on which the Exercise Notice is delivered to the Company shall be the "Notice Date." The Exercise Notice shall specify a date (the "Settlement Date"), not less than five business days nor more than ten business days following the Notice Date, upon which the Shares or other rights shall be issued or transferred to the Participant (or other person entitled to exercise the Award) and the Award's exercise price shall be paid to the Company.

       (ii) Payment. Unless otherwise prescribed by the Committee, on the Settlement Date, the person exercising an Award shall tender to the Company full payment for the Shares or other rights with respect to which the Award is exercised, together with an additional amount equal to the amount of any taxes required to be collected or withheld by the Company in connection with the exercise of the Award (the "Tax Payment").

       (iii) Tax Payment Election. Subject to the approval of the Committee, and to any rules and limitations as the Committee may adopt, a person exercising an Award may make the Tax Payment in whole or in part by electing, at or before the time of exercise of the Award, either (a) to have the Company withhold from the number of Shares otherwise deliverable a number of Shares whose Fair Market Value equals the Tax Payment, or (b) to deliver certificates for other Shares owned by the person exercising the Award, endorsed in blank with appropriate signature guarantee, having a Fair Market

Value equal to the amount otherwise to be collected or withheld. Following any election to withhold Shares or deliver other Shares to make a Tax Payment, the Committee shall have sole discretion to approve or disapprove the election at any time prior to the Settlement Date. If the election is disapproved, the Tax Payment shall be made in cash, or in any combination of cash and Shares as the Committee may direct. If the Committee shall fail to disapprove the election prior to the Settlement Date, the election will be deemed approved.

       (iv) Payment with Stock. Subject to approval by the Committee, a person exercising an Award for the receipt of Shares may pay for the Shares by tendering to the Company other Shares legally and beneficially owned by that person at the time of the exercise of the Award. If approved by the Committee, this method of exercise may include use of a procedure whereby a person exercising an Award may request that Shares received upon exercise of a portion of an Award be automatically applied to satisfy the exercise price for additional and increasingly larger portions of the Award. The certificate(s) representing any Shares tendered in payment of an Award's exercise price must be accompanied by a stock power duly executed with appropriate signature guarantees. The Committee may, in its sole discretion, refuse any tender of Shares in which case the Company shall promptly redeliver the Shares to the person exercising the Award and notify the person of the refusal as soon as practicable. In this event, the person may either (a) tender to the Company on the Settlement Date the cash amount required to pay for the Award's Shares, or
(b) rescind the Exercise Notice. If the person elects to rescind his or her Exercise Notice, the person may again (subject to the other terms of this Plan) deliver an Exercise Notice with respect to the Award at any time prior to its expiration date.

       (v) Valuation. Any calculation with respect to a Participant's income, required tax withholding or other matters required to be made by the Company upon the exercise of an Award shall be made using the Fair Market Value of the Shares on the Notice Date, whether or not the Exercise Notice is delivered to the Company before or after the close of trading on that date, unless otherwise specified by the Committee.

       (vi) Rights as Stockholder. Except as provided in Section 6(c) of this Plan, until the issuance of the stock certificate(s) for Shares purchased hereunder (as evidenced by the appropriate entry on the books of the Company or any authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder of the Company shall exist with respect to such Shares, notwithstanding the exercise of any Award. No adjustment will be made for a dividend or other rights for which the record date is prior to the date the stock certificates evidencing such Shares are issued, except as otherwise provided in this Plan.

   (h) Certain Awards under the VEC ESIP.

       (i) Pursuant to the terms of the Merger Agreement, EBA and VEC's Executive Stock Incentive Plan (the "VEC ESIP"), certain stock options previously awarded by VEC under the VEC ESIP will, at the Time of Distribution, be automatically converted into options to purchase Shares under the Plan. Each such VEC option that is outstanding and unexercised immediately prior to the Time of Distribution and is held by a person who, immediately before the Time of Distribution, is a VRM Participant (as such term is defined in the EBA), or their respective beneficiaries and dependents, shall be converted in accordance with the EBA into Options to purchase Shares under the Plan. Each such VEC option eligible to be replaced by a Option under this Plan shall be replaced with an Option with respect to a number of Shares equal to the number of shares of VEC Common Stock subject to such VEC option immediately before such replacement, multiplied by the Ratio, rounded up to the nearest whole share as necessary, and having a per-share exercise price equal to the per-share exercise price of such VEC option immediately before such replacement, divided by the Ratio (rounded down to the nearest whole cent as necessary). The other terms and conditions of any such VEC option, including the vesting and termination dates thereof, shall remain unchanged, except as may be necessary to conform to the provisions of the Plan or as otherwise may be determined by the Committee.

       (ii) Pursuant to the terms of the VEC ESIP and of certain Performance Awards made under the VEC ESIP by the Compensation Committee of VEC's Board of Directors on January 22, 1997, certain Performance Awards previously made by VEC with respect to VEC Common Stock that are outstanding immediately prior to the Time of Distribution will be, at the Time of Distribution, automatically converted into Performance Awards with respect to Shares under the Plan. Each such VEC Performance Award eligible to be replaced by a Performance Award under the Plan shall be replaced with a Performance Award with respect to a number of Shares equal to the number of shares of VEC Common Stock subject to such VEC Performance Award immediatly before such replacement, multiplied by the Ratio, rounded up to the nearest whole share as necessary. The other terms and conditions of any such VEC Performance Award, to include the performance period(s) and vesting dates thereof, shall remain unchanged, except as may be necessary to conform to the provisions of the Plan or as may otherwise be determined by the Committee; provided however, that (i) the Target Group with respect to which TSR is determined shall be limited to those companies within the VEC Target Group that are primarily engaged in the refining and marketing business, as determined by the Committee, and (ii) the initial date of each performance period with respect to which TSR is determined shall be modified so as to be the initial trading date for the Company's Shares used in determining the Ratio.

   (i)   General.

       (i) Grants. Awards may be granted, in the discretion of the Committee, either alone or in addition to, in tandem with, or in substitution for any other Award granted under the Plan or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards or awards granted under any other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of other Awards or awards. The Committee may make the grant of any award subject to prior stockholder approval of the Plan, but any Award so granted by the Committee shall then be contingent upon stockholder approval of the Plan.

       (ii) Forms of Payment by Company. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in any form as the Committee shall determine, including cash, Shares, other securities, other Awards or other property, or any combination thereof, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. These rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments.

       (iii) Limits on Transfer. Each Award, and each right under any Award, shall be exercisable only by the Participant during the Participant's lifetime, or if permissible under applicable law, (i) by the Participant's beneficiary, (ii) by an immediate family member as a transferee receiving the Award pursuant to a gift, or (iii) by any transferee authorized by the Committee. Without prior written approval from the Committee, no Award and no right under any Award may be assigned, pledged, sold or otherwise transferred or encumbered by a Participant otherwise than as provided in this paragraph or by will or by the laws of descent and distribution and any purported assignment, pledge, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate.

       (iv) Term of Awards. The term of each Award shall be for the period determined by the Committee; provided, that in no event shall the term of any Incentive Stock Option exceed a period of 10 years from the date of its grant.

       (v) Share Certificates. All certificates for Shares or other securities of the Company or any Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to (i) all stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, (ii) the rules, regulations, and other requirements of the SEC and any stock exchange upon which the Shares or other securities are then listed, (iii) and any applicable federal or state laws. The Committee may cause a legend or legends to be put on any stock certificates to make appropriate reference to applicable restrictions.

       (vi) Delivery of Shares or Other Securities and Payment of Consideration. No Shares or other securities shall be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award Agreement is received by the Company. Payment may be made in any form or method prescribed by the Committee, including cash, Shares, other securities, other Awards or other property, or any combination thereof, provided that the combined value, as determined by the Committee, of all cash and cash equivalents and the Fair Market Value of any Shares or other property tendered to the Company as of the date of such tender, is at least equal to the full amount required to be paid.

       (vii)     Termination of Employment.

       (A) Except as otherwise provided in the Plan, or otherwise determined by the Committee on the date of grant and included in the Award Agreement, an Award vests to and/or may be exercised by a Participant only while the Participant is and has continually been since the date of the grant of the Award an Employee. If a Participant's employment with the Company is voluntarily terminated by the Participant (other than through retirement, death or disability), or is terminated by the Company for "cause," then (i) that portion of any Award which has not vested on or prior to such date of termination shall be automatically forfeited, and (ii) all vested but unexercised Awards previously granted to that Participant under the Plan shall automatically lapse and be forfeited 30 days following the date of the Participant's termination of employment. If a Participant's employment is terminated by the Company other than for "cause" (as determined by the Committee pursuant to rules of uniform application), then all unexercised Awards previously granted to the Participant (including that portion of any Award that may vest after termination of employment) shall automatically lapse and be forfeited by the Participant 90 days after termination of employment unless the Award is exercised or becomes nonforfeitable during such 90 day period.

       (B) If a Participant's employment is terminated because of retirement, death or disability (with the determination of disability to be made within the sole discretion of the Committee), any unexercised Award held by the Participant shall remain outstanding according to the Award's original terms; alternatively, the Committee or, except with respect to a Participant subject to Section 16 under the Exchange Act, the Chief Executive Officer of the Company, may prescribe new or additional terms for the vesting, exercise or realization of the Award. Absent any determination by the Committee or the Chief Executive Officer to the contrary, any unexercised Award held by a Participant whose employment is terminated because of retirement, death or disability shall vest or become exercisable according to the Award's original terms.

       (C) In connection with the termination of any Participant from employment with the Company, the Chief Executive Officer of the Company is authorized to determine which, if any, of the foregoing provisions of this clause (vii) shall apply, such determination to be binding upon the Company.

       (viii) Award Agreements. Awards shall be evidenced by Award Agreements having terms and conditions, not inconsistent with the Plan, as prescribed by the Committee. Award Agreements need not be uniform.

       (ix) Deferral of Receipt. By filing a written request with the Committee or the Company not later than December 31st of any calendar year, a Participant may elect to defer receipt of all or any portion of any stock to be awarded pursuant to a Restricted Stock award, Performance Award or Other Stock-Based Award which, absent such election, the Participant would be entitled to receive during the calendar year following the Participant's request (hereafter referred to as the "Deferred Award"). The Deferred Award will be delivered to the Participant on January 2nd of the second calendar year following the calendar year in which the deferral election is made. Successive elections may be made with respect to the same Deferred Award to defer from year to year the receipt of such Deferred Award. Each Participant shall be solely responsible for determining the personal income tax effect of making any deferral election; the Company makes no representation that such election shall have the effect of deferring receipt of any income attributable to the Deferred Award for federal income tax purposes.

 SECTION 7.  AMENDMENT AND TERMINATION.

Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan:

   (a) Amendments to the Plan. The Committee or the Board may amend, suspend, or terminate the Plan without the consent of any stockholder, Participant, other holder or beneficiary of an Award, or other Person; provided that notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the stockholders of the Company no amendment, suspension, or termination may be made that would:

       (i) materially increase the total number of Shares available for Awards under the Plan (except as provided in Section 4) or materially increase the benefits accruing to Participants under the Plan; or

       (ii) permit Awards encompassing rights to purchase Shares to be granted with a per Share grant, exercise or purchase price of less than the Fair Market Value of a Share on the grant thereof.

   (b) Amendments to Awards. The Committee may waive any conditions or rights under, amend any terms of, or alter any Award theretofore granted, provided that no change in any Award shall reduce the benefit accruing to any Participant without the consent of the Participant.

   (c) Unusual or Nonrecurring Events. The Committee is hereby authorized to make adjustments in the terms, conditions, and criteria of Awards in recognition of unusual or nonrecurring events (including the events described in Section 4(c) of the Plan) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or in recognition of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. Notwithstanding the foregoing, with respect to any Award intended to qualify as performance-based compensation under Section 162(m) of the Code, no adjustment shall be authorized to the extent the adjustment would cause the Award to fail to qualify unless otherwise determined by the Committee to be in the best interest of the Company.

 SECTION 8.  CHANGE OF CONTROL.

   (a) Effect. If a Change of Control shall occur, each Award held by a Participant pursuant to the Plan shall remain in full force and effect until the earlier of (i) the expiration date of the Award, or (ii) 90 days following the Participant's date of termination of employment with the Company.

   (b) Defined.  A Change of Control shall be deemed to occur when:

       (i) the stockholders of the Company approve any agreement or transaction pursuant to which: (A) the Company will merge or consolidate with any other Person (other than a wholly owned subsidiary of the Company) and will not be the surviving entity (or in which the Company survives only as the subsidiary of another entity); (B) the Company will sell all or substantially all of its assets to any other Person (other than a wholly owned subsidiary of the Company); or (C) the Company will be liquidated or dissolved; or

       (ii) any "person" or "group" (as these terms are used in Section 13(d) and 14(d) of the Exchange Act) other than the Company, any subsidiary of the Company, any employee benefit plan of the Company or its subsidiaries, or any entity holding Shares for or pursuant to the terms of such employee benefit plans, is or becomes an "Acquiring Person" as defined in the Rights Agreement (or any successor Rights Agreement) (or, if no Rights Agreement is then in effect, such person or group acquires or holds such number of shares as, under the terms and conditions of the most recent such Rights Agreement to be in force and effect, would have caused such person or group to be an "Acquiring Person" thereunder); or

       (iii) any "person" or "group" shall commence a tender offer or exchange offer for 30% or more of the Shares then outstanding, or for any number or amount of Shares which, if the tender or exchange offer were to be fully subscribed and all Shares for which the tender or exchange offer is made were to be purchased or exchanged pursuant to the offer, would result in the acquiring person or group directly or indirectly beneficially owning 50% or more of the Shares then outstanding; or

       (iv) individuals who, as of any date, constitute the Board (the "Incumbent Board") thereafter cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person or group other than the Board; or

       (v) the occurrence of the Distribution Date (as defined in the Rights Agreement); or

       (vi) any other event determined by the Board or the Committee to constitute a "Change of Control" hereunder.

   (c) Actions of Committee. In addition to the Committee's authority set forth in Section 7(c) of the Plan, in order to maintain the Participants' rights in the event of any Change of Control, the Committee, as constituted before the Change of Control, is hereby authorized, and has sole discretion, as to any Award, either at the time the Award is made hereunder or any time thereafter, to take any one or more of the following actions:

       (i) provide for the acceleration of any time periods relating to the vesting, exercise or realization of the Award so that the Award may be exercised or realized in full on or before a date fixed by the Committee;

       (ii) provide for the purchase of any Award, upon the Participant's request, for an amount of cash equal to the amount that could have been attained upon the exercise of the Award or realization of the Participant's rights in the Award had the Award been currently exercisable or payable;

       (iii) adjust any outstanding Award as the Committee deems appropriate to reflect the Change of Control; or

       (iv) cause any outstanding Award to be assumed, or new rights substituted therefor, by the acquiring or surviving corporation after the Change of Control. The Committee may in its discretion include other provisions and limitations in any Award Agreement as it may deem equitable and in the best interests of the Company.

 SECTION 9.  GENERAL PROVISIONS.

   (a) No Rights to Awards. No Employee, Participant or other Person shall have any claim to be granted any Award. The Committee is not required to treat uniformly the Employees, Participants, or holders or beneficiaries of Awards when making grants of Awards under the Plan. The terms and conditions of Awards are not required to be the same with respect to each recipient.

   (b) Delegation. Subject to the terms of the Plan and applicable law, the Committee may delegate to one or more officers or managers of the Company or any Affiliate, or to a committee of such officers or managers, the authority, subject to the terms and limitations the Committee shall determine, to grant Awards to, or to cancel, modify or waive rights with respect to, or to amend, suspend, or terminate Awards held by, Employees who are not deemed "officers" or "directors" of the Company for purposes of Section 16 of the Exchange Act, or who are otherwise not subject to Section 16.

   (c) Withholding. The Company or any Affiliate is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding taxes with respect to an Award, its exercise, the lapse of restrictions thereon, payment or transfer under an Award or under the Plan, and to take any other action necessary in the opinion of the Company to satisfy all obligations for the payment of the taxes.

   (d) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect any other compensation arrangements.

   (e) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

   (f) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Texas and applicable federal law.

   (g) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

   (h) NYSE Listing and Other Laws and Regulations. Notwithstanding anything to the contrary contained in this Plan, in any Award, or any Award Agreement or other agreement entered into under this Plan, the grant or making of any Award shall be conditional and shall be granted or awarded subject to acceptance of the shares of Common Stock deliverable pursuant to the Award for listing on the NYSE. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of the Shares or other consideration might violate any applicable law or regulation, violate any regulation for admission or trading on the NYSE, or entitle the Company to recover any consideration or proceeds under Section 16 of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded.

   (i) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or any fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

   (j) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

   (k) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. The headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

   (l) Construction. Use of the term "including" in this Plan shall be construed to mean "including but not limited to."

SECTION 10.  EFFECTIVE DATE OF THE PLAN.

The Plan shall be effective April 23, 1997.

SECTION 11.  TERM OF THE PLAN.

No Award shall be granted under the Plan later than 10 years after approval of the Plan by the Board. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond that date, and the authority of the Board or the Committee to amend, suspend, or terminate any such Award or to waive any conditions or rights under any such Award shall extend beyond that date.